Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Wheeler Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Debt	6.00% Subordinated Convertible Notes due 2027	Rule 457(f)(1)	$33,793,648	(1)	N/A	$27,731,912.39	(2)	$0.00011020	$3056.06
Equity	Amended Series D Preferred Stock	Rule 457(f)(1)	1,040,289	(3)	N/A	$13,658,994.57	(4)	$0.00011020	$1505.22
Equity	Common Stock, par value $0.01 per share	Rule 457(f)(1)	3,759,544	(5)	N/A	$5,225,766.16	(6)	$0.00011020	$575.88
Total Offering Amounts					$46,616,673.12				$5,137.16
Total Fees Previously Paid									$5,473.55	(7)
Total Fee Offsets
Net Fee Due									$-

(1)	Represents the maximum aggregate principal amount of 6.00% Subordinated Convertible Notes due 2028 (the “Exchange Notes”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”) that may be issued to the holders of the Company’s Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) who tender their shares of the Series D Preferred Stock into the Revised Exchange Offer (as defined in the Prospectus/Consent Solicitation).

(2)	Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee for this offering, based on the average of the high and low prices of the Series D Preferred Stock, as reported on The Nasdaq Capital Market on January 3, 2023 ($13.13 per share), multiplied by the maximum number of shares of the Series D Preferred Stock (2,112,103) that may be exchanged for the Exchange Notes being registered.

(3)	Represents the estimated maximum number of shares of the Series D Preferred Stock that may be amended pursuant to the Proposed Amendments (as defined in the Prospectus/Consent Solicitation), which may result in such Amended Series D Preferred Stock (as defined in the Prospectus/Consent Solicitation) being deemed a new security.

(4)	Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, solely for the purpose of calculating the registration fee for this offering, based on the average of the high and low prices of the Series D Preferred Stock, as reported on The Nasdaq Capital Market on January 3, 2023 ($13.13 per share), multiplied by the estimated maximum number of shares of the Series D Preferred Stock that may be amended pursuant to the Proposed Amendments (1,040,289), which may result in such Amended Series D Preferred Stock being deemed a new security.

(5)	Represents the maximum number of shares of Common Stock, par value $0.01 per share, of the Company estimated to be issuable to the holders of the Series D Preferred Stock who validly tender their shares of the Series D Preferred Stock into the Revised Exchange Offer. The number of shares of Common Stock being registered is equal to the sum of (i) 1,056,052 shares of Common Stock, par value $0.01 per share, the maximum number of shares that may be issued to the holders of the Series D Preferred Stock as part of the Revised Exchange Offer, and (ii) 2,703,492 shares of Common Stock, par value $0.01 per share, the estimated maximum number of shares that may be issuable to the holders of the Exchange Notes upon exercise of its conversion feature at a conversion ratio of 2 shares of Common Stock for each $25 of principal amount of the Exchange Notes being converted.

(6)	Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, solely for the purpose of calculating the registration fee for this offering, based on the average of the high and low prices of the Common Stock, as reported on The Nasdaq Capital Market on January 3, 2023 ($1.39 per share), multiplied by the estimated maximum number of shares of the Common Stock that may be issuable (3,759,544).

(7)	Previously paid in connection with the initial filing of the registration statement on November 1, 2022.